FINDER'S FEE AGREEMENT

In consideration of a Finder's Fee (as defined below), payable only upon the successful consummation of the services (hereinafter "Discovery"), OBITX, Inc. ("Finder") a Florida corporation, agrees to assist ICO Methods, LLC ("Client"), a Wyoming limited liability company, in the Discovery. For purposes of this agreement ("Agreement"):

-          Finder will provide, to Client, a list of contacts who may be interested in investing in Client's area of operations, specifically to include initial coin offerings.

-          Finder will provide, to Client, a list of contacts who may be interested in investing in Client's area of operations, specifically to include capital raising ventures.

- Finder will provide, to Client, a list of contacts who may be interested in investing in Client's area of operations, specifically to include joint ventures.

1. Discovery. Finder's "Discovery" of clients shall occur only if the clients are identified and introduced by Finder and acknowledged by Client in writing during the Retention Period (as defined below). Finder shall not be deemed to have discovered any clients who contacted or were contacted by Client on or before the Effective Date (as defined below), or any clients who hereafter contact or are contacted by Client after the Effective Date before being identified and introduced in writing by Finder to Client (if at all) (collectively, "Independent Contacts"). Client shall attempt to provide Finder with an updated list of Independent Contacts from time to time, but any delay or failure by Client to do so shall not constitute a waiver of or otherwise prejudice any of Client's rights or impose any obligations on Client hereunder.

2. Business Transaction. For purposes of this Agreement, the "Business Transaction" shall be defined as assisting Client in finding clients on the terms and conditions acceptable to Client. The Client reserves all rights, in its sole and absolute discretion, and without any obligation to pay a Finder's Fee or any other sum to Finder, to withdraw from negotiations concerning any proposed Business Transaction, and/or accept or reject any finding by the Finder, or all or part of any proposed Business Transaction, at any time, with or without cause. As used herein, "consummation" of the Business Transaction shall not be deemed to have occurred unless and until Finder provides and presents to Client a signed customer agreement.

3. Term and Retention Period. The non-exclusive right granted by this Agreement shall commence on April 01, 2018 ("Effective Date") and the "Retention Period" shall continue for an initial period of three (3) years, at which point either party may indicate to the other, in writing, its prospective intention to terminate this Agreement. Finder shall be entitled to its Finder's Fee during the Retention Period, or, in the event a Business Transaction is consummated after termination of the Retention Period, and under the terms of this Agreement, within 30 days of the consummation of the Business Transaction.

4. Exclusivity. Finder's engagement under this Agreement is non-exclusive, and Client shall have the continuing right to deal with, and consummate Business Transactions with, other clients not discovered by Finder, either directly or through other brokers, agents, finders or other representatives, without any obligation to pay Finder a Finder's Fee or any other sum.

5. Non-Circumvention. During the term of this Agreement and for 3 years thereafter, Client will not attempt to do business with, or otherwise solicit any clients found or otherwise referred by Finder to Client for the purpose of circumventing, the result of which shall be to prevent the Finder from realizing or recognizing a commission or Finder's Fee. If such circumvention shall occur the Finder shall be entitled to any commissions due pursuant to this Agreement or Finder's Fee relating to such transaction.

6. Eligibility. Finder shall be entitled to the Finder's Fee in the event that during the Retention Period (i) the Business Transaction is consummated or materialized, and (ii) Finder discovered the clients to assist Client during the Retention Period.

7. Date of Payment. The Finder's Fee shall become due and payable by the Client immediately upon consummation of the Business Transaction. Client shall have no obligation to pay Finder any Finder's Fee or other amount if the Business Transaction in question fails to close for any reason, including without limitation, as a result of an actual or purported breach or default by Client.

8. Calculation of Finder's Fee. For purposes of this Agreement, the Finder's Fee shall be calculated at 25% of the Business Transaction consideration. The Finder's Fee shall be calculated on a pro-rata basis against any and all consideration contributed (discovered) by Client and their exclusive subject matter not identified and introduced in writing by Finder.

9. Independent Contractor. It is understood that this Agreement provides for the rendering of services by Finder as a finder only, as described herein, and does not include the rendering of any other services, including due diligence services. Finder acknowledges that it is an independent contractor and shall not be deemed to be Client's agent for any purposes whatsoever. Finder shall have no right or authority to assume or create any obligation or liability, expressed or implied, for or on behalf of Client, or to otherwise bind Client in any manner whatsoever.

10. Hold Harmless. If Finder shall become entitled to a Finder's Fee under this Agreement, Finder hereby agrees to indemnify, protect, defend and hold harmless Client and its affiliates from and against any and all claims, actions, losses, liabilities, damages, liens, costs or expenses (including, without limitation, reasonable attorneys' fees and costs), however described, arising from any claim by any other person or entity for brokerage or finder's fees, commissions, or similar compensation in connection with any Business Transaction involving a Prospective Investor discovered by Finder.

11. Sharing of Fees. The Finder is specifically authorized to engage the services of any sub- agents and to share fees and commissions with other agents, provided that full disclosure of any fee or commission sharing is made to all parties.

12. Governing Law. This Agreement shall be made in and shall be governed by and interpreted in accordance with the laws of the State of Florida.

13. Confidentiality. Finder agrees to:

(i) hold all confidential, non-public information received from Client or its affiliates, or their respective representatives, strictly confidential,

(ii) use or release such information only in the performance of this Agreement, and not use or release or permit the use or release of any of such information for any other purposes, and

(iii) return to Client all such information in whatever format (and all copies thereof) at the conclusion of this engagement.

14. Attorneys' Fees. If legal action is brought to enforce or interpret this Agreement or any of its provisions, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other recovery to which such party may be entitled.

15. Termination. This Agreement may be so terminated by either party at any time, with or without cause. This Agreement may be terminated by either party by the giving of written notice of termination to the other. In the event that the Client sends a notice of termination after the Finder has incurred specific, direct expenses in connection with this Agreement, the Client shall reimburse the Finder for the amount of the expenses at the time of the termination.

16. Entire Agreement. This Agreement contains all of the agreements of the Parties with respect to any matter covered or mentioned in this Agreement and no prior agreements shall be effective for any purpose.

17. No Waiver. Failure or delay of Client to declare any breach or default immediately upon occurrence shall not waive such breach or default by the Finder.

18. Notices. Any notices required to be given by the Parties shall be delivered at the mailing addresses listed on the appropriate online business certification website, specifically the Wyoming Secretary of State business search and the Florida Division of Corporations business search. Any notices may be delivered personally to the addressee of the notice or may be deposited in the United States mail, postage prepaid, to the address of the parties.

            IN WITNESS WHEREOF, this Finder's Fee Agreement by and between Alex Mardikian, Chief Executive Officer, on behalf of OBITX, Inc. and Paul Rosenberg, on behalf of ICO Methods, LLC has been executed and delivered in the manner prescribed by law as of the date first written above.

CLIENT: ICO Methods, LLC

/s/Michael Hawkins

Michael Hawkins, President, Overwatch Partners, Inc., Managing Member

FINDER: OBITX, Inc.

/s/Alex Mardikian

Alex Mardikian, Chief Executive Officer